EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Deferred Compensation Plan of CSX Corporation and Affiliated Companies of our report dated January 28, 2003, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries included in CSX Corporation’s Annual Report (Form 10-K) for the fiscal year ended December 27, 2002 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP	/s/ KPMG LLP
Jacksonville, Florida	Norfolk, Virginia
November 14, 2003	November 14, 2003